UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 21, 2024

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On November 8, 2024, Yield10 Bioscience, Inc. (the “Company”) convened and adjourned a Special Meeting of Stockholders ("Special Meeting") without any business being conducted, due to a lack of sufficient votes in favor of the key proposals related to the Asset Sale to Nuseed Nutritional US Inc. ("Nuseed") and the Company's Dissolution. To pass these proposals, more than 50% of the shares of common stock outstanding and entitled to vote as of the close of business on October 3, 2024 (the record date of the Special Meeting) must be voted in favor of the key Proposals 1 and 2. The Special Meeting was adjourned to 11:00 a.m., Eastern Time, on Thursday, November 21, 2024 ("Adjourned Meeting"), to allow additional time for Yield10's stockholders to vote on the proposals set forth in Yield10's definitive proxy statement filed with the Securities and Exchange Commission on October 16, 2024. As of October 3, 2024, the record date for the Special Meeting, there were 665,789 shares of the Company’s common stock outstanding and entitled to vote.
At the Adjourned Meeting, the holders of 443,749 shares of the Company’s common stock were present in person or represented by proxy, which represented 66.65% of the total shares entitled to vote at the Adjourned Meeting. A summary of the matters voted upon by the stockholders at the Adjourned Meeting, each of which is described in the Company’s definitive proxy statement and the final voting results for each matter are set forth below.
Proposal 1 - Sale of Assets:
Stockholders representing more than 50% of the shares off common stock outstanding and entitled to vote did not approve the sale of substantially all of the assets of the Company, pursuant to the Asset Purchase Agreement with Nuseed dated October 1, 2024. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
268,785	64,894	791
Proposal 2 - Liquidation and Dissolution:
Stockholders representing more than 50% of the shares off common stock outstanding and entitled to vote did not approve the liquidation and dissolution of the Company, pursuant to the Plan of Complete Liquidation and Dissolution (the "Plan of Dissolution"), which authorizes the Company to liquidate and dissolve the Company following completion of the asset sale to Nuseed in accordance with the Plan of Dissolution. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
267,686	65,775	1,009
Proposal 3 - Adjournment of Special Meeting:
Stockholders approved an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event that there were insufficient votes in favor of Proposal 1 and Proposal 2. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
267,326	65,016	2,128	109,279
Proposal 4 - Authorization of Decrease in the Authorized Shares of Common Stock:
Stockholders authorized the Board of Directors to amend the Amended and Restated Certificate of Incorporation, as amended, to effect a decrease in the authorized shares of the Company's common stock from 150,000,000 to 2,000,000. The voting results for this proposal were as follows::

Votes For	Votes Against	Abstentions
361,795	79,048	2,906

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

November 22, 2024	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer